UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2024

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 10, 2024, Akoustis Technologies, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). In its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on October 8, 2024, the Company reported a stockholders’ deficit of approximately $(57.1) million and, as a result, does not satisfy the Stockholders’ Equity Requirement.

As previously disclosed, Nasdaq previously notified the Company that it was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”) and, on August 19, 2024, the Company received notice from Nasdaq indicating that the bid price for the Company’s common stock had closed at $0.10 or less per share for the 10-consecutive trading day period ended August 16, 2024. As a result, and in accordance with Nasdaq Listing Rule 5810(c)(3)(A)(iii), the Staff determined to delist the Company’s common stock from The Nasdaq Capital Market (the “Delisting Determination”).

The Company appealed the Delisting Determination at a hearing (the “Hearing”) before a Nasdaq Hearings Panel (the “Panel”) on October 8, 2024. At the Hearing, the Company also presented its compliance plan to the Panel in respect of the Stockholders’ Equity Requirement.

The Notice regarding the Stockholders’ Equity Requirement does not have an immediate impact on the listing of the Company’s common stock. The Company expects that the Panel’s decision following the Hearing will address the Company’s compliance with both the Bid Price Requirement and the Stockholders’ Equity Requirement.

While the Panel’s determination is pending, the suspension of trading of the Company’s common stock will be stayed and the common stock will continue to trade on The Nasdaq Capital Market. There can be no assurance that the Panel will grant the Company any compliance period or that, in the event a compliance period is provided, that the Company will ultimately regain compliance with all applicable requirements for continued listing of its common stock on The Nasdaq Capital Market.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: the Panel’s determination following the Hearing and whether it grants the Company any period to regain compliance with the Bid Price Requirement and the Stockholders’ Equity Requirement; the Company’s ability to cure deficiencies in compliance with the Bid Price Requirement, Stockholders’ Equity Requirement and otherwise maintain compliance with other Nasdaq Listing Rules in the event it is granted a compliance period by the Panel; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. A delisting of the Company’s common stock from Nasdaq would materially and adversely affect its ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: October 11, 2024	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Chief Financial Officer